UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(C) of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

BULOVA TECHNOLOGIES GROUP, INC.

(Name of Registrant As Specified In Its Charter)

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BULOVA TECHNOLOGIES GROUP, INC.

1501 Lake Avenue SE

Largo, Florida 33771

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Largo, Florida

February 28, 2018

This information statement has been mailed on or about February 28, 2018 to the stockholders of record on December 15, 2017 (the “Record Date”) of Bulova Technologies Group, Inc., a Florida corporation (the "Company") in connection with certain actions taken by written consent by the majority stockholders of the Company, dated as of January 5, 2018, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions taken pursuant to the written consent shall be effective on or about March 10, 2018, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Stephen L. Gurba
Chairman of the Board

BULOVA TECHNOLOGIES GROUP, INC.

1501 Lake Avenue SE

Largo, Florida 33771

INFORMATION STATEMENT

Introductory Statement

Bulova Technologies Group, Inc. (the “Company”) is a Florida corporation with its principal executive offices located at 1501 Lake Avenue SE, Largo, Florida 33771. The Company’s telephone number is (727) 536-6666. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. These actions will be effective approximately 20 days after the mailing of this Information Statement.

Copies of this Information Statement are being mailed on or about February 28, 2018 to the holders of record on December 15, 2018 of the outstanding shares of the Company’s common stock.

General Information

The following action was taken pursuant to the unanimous approval of our Board of Directors and the written consent of a majority of the holders of the Company’s voting stock, dated January 5, 2018, in lieu of a special meeting of the stockholders:

To amend the Company’s Articles of Incorporation to increase the number of Common Shares the Company is authorized to issue to Five Billion (5,000,000,000) shares; and to amend the Company’s Articles of Incorporation to increase the number of Series A Preferred Shares the Company is authorized to issue to 103,000,000.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action taken pursuant to the consents or authorizations of a majority interest of the shareholders of the Company.

Our Directors and Shareholders holding a majority of our outstanding voting equity securities approved certain corporate matters outlined in this Information Statement, which action is expected to take place on or about January 5, 2018, consisting of the approval to amend the Company’s Articles of Incorporation to increase the number of common shares the Company is authorized to issue to Five Billion (5,000,000,000) shares; and to amend the Company’s Articles of Incorporation to increase the number of Series A Preferred Shares the Company is authorized to issue to 103,000,000.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of preferred and common stock as of record on the close of business on December 15, 2017, (the "Record Date") is entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held 83.3 percent of the Company's outstanding voting equity securities have consented to and voted in favor of the Proposal. Under Florida corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting equity securities in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the preferred and common stock, each of whom is entitled to one vote per share. As of the record date, 4,000,000,000 shares of preferred stock, and approximately 900,000,000 shares of common stock were issued and outstanding (together, the “Voting Stock”).

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE FOR, AND HOW WILL THEY VOTE?

Shareholders holding a majority of the outstanding Voting Stock have consented to and voted in favor of the following Proposal:

1.	TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 5,000,000,000 COMMON SHARES, AN INCREASE FROM 900,000,000 COMMON SHARES.
2.	TO AMEND THE ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF 103,000,000 SERIES A PREFERRED SHARES, AN INCREASE FROM 50,000,000 SERIES A PREFERRED SHARES.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

The affirmative vote of a majority of the shares of our Voting Stock outstanding on the Record Date is required for approval of the Proposal. The holders of a majority of the Voting Stock have voted in favor of the Proposal.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 900,000,000 shares of Common Stock, of which approximately 900,000,000 shares were issued and outstanding; 5,000,000,000 shares of Preferred Stock, of which 4,000,000,000 were issued and outstanding; 50,000,000 shares of Preferred Stock A, of which no shares were issued and outstanding; and 50,000,000 shares of Preferred Stock B, of which no shares were issued and outstanding. None of the Common Stock, Preferred Stock, Preferred Stock A or Preferred Stock B of the Company have preemptive rights to acquire or subscribe to any of the additional unissued shares of Common Stock.  Each share of Preferred Stock is entitled to one vote equal to those of the Common Stock. Preferred Stock A and Preferred Stock B have no voting rights. Therefore, there are a total of 4,900,000,000 shares of Voting Stock of the Company issued and outstanding, each of which is entitled to one (1) vote per share.

Each share of Common Stock and each share of Preferred Stock entitles its holder to one vote on each matter submitted to the stockholders. They do not vote by separate class, but as a single group.

Each of our officers and directors has consented to and voted in favor of the Proposal.  Stephen L. Gurba, either individually and / or as Tenants by the Entirety with his wife, is the holder of 2,000,000,000 shares of Preferred Stock and 1,230,000 shares of our Common Stock and has consented to and voted in favor of the Proposal.  Fieldstone Associates, LLC is the holder of 800,000,000 shares of Preferred Stock and has consented to and voted in favor of the Proposal. Harold J. Hoodwin is the holder of 600,000,000 shares of Preferred Stock and has consented to and voted in favor of the Proposal. David Goose is the holder of 600,000,000 shares of Preferred Stock and has consented to and voted in favor of the Proposal.  These shares represent, in the aggregate, 81.6% of the issued and outstanding Voting Stock.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or before the close of business on March 10, 2018.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Florida law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 15, 2017, with respect to the beneficial ownership of the outstanding Common and Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title of Class	Name and Address of Owner	Amount Owned (1) (4)	Percent of Class (2)	Percent of Voting Stock (3)

Preferred	Stephen L and Evelyn R. Gurba TEN ENT	2,000,000,000	50.00%	41.00%
	322 Roebling Road S Belleair, FL 33756

Common	Stephen L and Evelyn R. Gurba TEN ENT	1,230,000.001%		.0003%
	322 Roebling Road S Belleair, FL 33756

Preferred	Gary L. Shapiro (through Fieldstone Associates LLC)	800,000,000	20.00%	16.3%
	ZR Judith’s Fancy Christiansted, US VI 00824

Common	Gary L. Shapiro	73,950,000	8.21%	.013%
	ZR Judith’s Fancy Christiansted, US VI 00824

Preferred	Harold J. Hoodwin	600,000,000	15.00%	12.24%
	Houston, TX 77096

Preferred	David Goose	600,000,000	15.00%	12.24%
	189 Hammock Oak Circle Debary, FL 32713

Common	Craig Schnee	3,000,000.03%		.006%
	1501 Lake Avenue SE Largo, FL 33771

Common	Michael J. Perfetti	3,500,000.04%		.006%
	1035 Eniswood Parkway Palm Harbor, FL 34683

Common	William McMillen	2,000,000.02%		.004%
	22107 Montella Avenue Boca Raton, FL 33433

Common	David Shapiro	2,000,000.02%		.004%
	1410 SE 53rd Avenue Portland, OR 97215

All Officers and Directors as a group	2,011,730,000	40.23%

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) The percentage calculations for each class of stock are in relation to total issued and outstanding quantities of 4,000,000,000 for Preferred Shares and 900,000,000 for Common Shares.

(3) The percentage calculations for Voting Stock are in relation to the combined total of all classes of stock issued and outstanding.

(4) The above amounts exclude options and warrants which are held by each of the above holders, which are exercisable within sixty (60) days of their issuance date.

AMENDMENT TO ARTICLES OF INCORPORATION

AUTHORIZATION OF ADDITIONAL COMMON STOCK

GENERAL

The Board of Directors and holders of a majority of the outstanding shares of Common Stock have approved a proposal to amend the Company's Articles of Incorporation to authorize both the issuance of 5,000,000,000 shares of Common Stock and the issuance of 103,000,000 shares of Series A Preferred Stock.. The Company’s Articles of Incorporation currently authorize the issuance of 5,000,000,000 shares of Preferred Stock, 50,000,000 shares of Preferred Stock A, 50,000,000 shares of Preferred Stock B, and 900,000,000 shares of Common Stock. The approval of this amendment to the Articles of Incorporation will increase the Company’s authorized shares of Common Stock to 5,000,000,000 (the “Additional Common Shares Authorization”) and will increase the Company’s authorized shares of Preferred Stock A to 103,000,000 (the “Additional Preferred Stock A Authorization, and, together with the Additional Common Shares Authorization, the “Additional Authorizations Recapitalization”). Authorized shares of Preferred Stock, of which 4,000,000,000 are currently issued and outstanding, and Preferred Stock B, of which there are no shares issued and outstanding, will remain unchanged.

The Additional Authorizations will not affect in any manner the rights and preferences of our shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or right upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Additional Authorizations affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Additional Authorizations will also not affect the voting rights of the Preferred Stock, nor will it affect the number of Preferred Shares outstanding.

The Additional Shares Authorization will also not Preferred Stock B.

In deciding whether to approve the Additional Authorizations, the Board considered, among other things, (i) market price of our Common Stock, (ii) number of shares that will be outstanding after the Additional Authorizations, (iii) stockholders' equity, (iv) shares of both Common Stock and Preferred Stock A available for issuance in the future, and (v) nature of our operations. The Additional Authorizations will become effective upon filing an Articles of Amendment to our Articles of Incorporation. The form of Articles of Amendment to effect the Additional Authorizations is attached to this Information Statement as Exhibit A and the following discussion is qualified in its entirety by the full text of the Articles of Amendment.

Purposes of the Recapitalization

The Board believes that the increase in the authorized Common Shares and Preferred Stock A will provide the Company greater flexibility with respect to the Company’s Capital Structure for such purposes as additional equity financing, debt reduction and stock based acquisitions.

Principal Effects of Additional Share’s Authorization

Common Stock

Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Additional Shares Authorization will not affect the registration of our Common Stock under the Exchange Act.

The Additional Shares Authorization will affect all of our Common Stock stockholders uniformly and will not affect any stockholder's Common Stock percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Additional Shares Authorization. Furthermore, the number of stockholders of record also will not be affected.

The ratio of shares of Common Stock available for issuance to shares of Common Stock issued and outstanding would increase upon the effectuation of the Additional Shares Authorization. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our Common Stock for such purposes.

Similarly, the increase in the number of Series A Preferred Stock will provide us with the ability to meet our business needs, as in the case of the additional Common Stock, as well as provide the Company with the ability to reduce the Company’s debt through exchanges of debt for Series A Preferred Stock.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Common Stock that would become available for issuance if the Additional Shares Authorization is effected could also be used by the Company's management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Currently we are authorized to issue a total of 900,000,000 shares of Common Stock, 5,000,000,000 shares of Preferred Stock 50,000,000 shares of Preferred Stock A and 50,000,000 shares of Preferred Stock B. We have approximately 900,000,000 shares of Common Stock issued and outstanding and zero reserved for future issuance for employee equity incentive arrangements and the exercise of outstanding options. After the Additional Share Authorization, we will have 5,000,000,000 shares of Common Stock authorized and 103,000,000 shares of Preferred Stock A authorized.

The authorized number of Preferred Shares and Preferred Stock B will be unaffected by the proposed amendment to the Company’s Articles of Incorporation.

POTENTIAL RISKS OF THE AUTHORIZATION OF ADDITIONAL COMMON SHARES AND PREFERRED STOCK A

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. This Additional Shares Authorization amendment and the creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

We may enter into additional investments in order to develop our operations. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. We will be required to issue additional shares of Common Stock which are proposed to be authorized if we elect to issue equity securities. If we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future and, therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

On June 12, 2017, the Company amended its Articles of Incorporation to create two new classes of Stock; Preferred Stock A and Preferred Stock B, each in the authorized number of 50,000,000. No characteristics for these shares, leaving the establishment of rights and privileges to be identified to future action of the Board of Directors of the Company (so-called “Blank Check” stock).

Subject to the completion of the amendment to the Articles of Incorporation of the Company here contemplated, the Board intends to establish rights, privileges and preferences attaching to such Preferred A Stock in negotiation with certain of its debt holders and to issue such shares in exchange for the extinction of debt. Such rights, privileges and preferences would include, but not be limited to, preferential treatment with respect to dividends, liquidation, dissolution, conversion to common stock of the Company, adjustments for dilution, and so forth.

The rights of the Preferred A Stock established by the Board could adversely affect the rights of the common stock shareholders by the giving of such preferences. For instance, common stock shareholders might not receive a dividend even though a Preferred A Stock Shareholder received a dividend. Similarly, in the event of a liquidation of the Company’s assets, common stock shareholders would have no claim on the assets of the Company until the Company’s obligations to the Preferred Stock A Shareholders were satisfied.

Additionally, the issuance of Preferred Stock A , whether in exchange for debt, securities of an acquired company, or to raise capital, would have a dilutive effect on the earnings per share of existing shareholders.

DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from such stockholders. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given orally by phoning the Company's head office at (727) 536-6666 or by mail to 1501 Lake Avenue SE, Largo, Florida 33771.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-K and 10-0, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

BULOVA TECHNOLOGIES GROUP, INC.

Stephen L. Gurba Chairman of the Board

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF

BULOVA TECHNOLOGIES GROUP, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of Bulova Technologies Group, Inc., a Florida corporation (the “Corporation”), bearing Document Number PO8000097226, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

Article IV of the Corporation’s Articles of Incorporation shall be amended in its entirety to read as follows:

“ARTICLES IV – Capital Stock

This Corporation shall be authorized to issue four (4) classes of capital stock, to be designated, respectively, Preferred Stock (“Preferred Stock”), Preferred Stock A (“Preferred Stock A”), Preferred Stock B (“Preferred Stock B”) and Common Stock (“Common Stock”). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000,000 shares at $.00001 par value per share, the total number of Preferred A Stock the Corporation shall have authority to issue is 103,000,000 at no par value, the total number of Preferred B Stock the Corporation shall have authority to issue is 50,000,000 at no par value and the total number of shares of Common Stock the Corporation shall have authority to issue is 5,000,000,000 at $0.001 par value per share.

Each share of Common Stock and each share of Preferred Stock shall be entitled to one (1) vote. The holders of Common Stock and Preferred Stock shall vote together as one class and not as separate classes or series. Other than the right to one (1) vote per share, the Preferred Stock shall have no dividend rights, liquidation preference, redemption rights, conversion rights or other preferences. Preferred Stock A and Preferred Stock B shall have no voting rights.

The rights, preferences and limitations of both Preferred A Stock and Preferred B Stock shall be set from time to time by resolution of the Board including:

(1)	The designation of each series and the number of shares that shall constitute the series;
(2)	The rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;
(3)	Whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;
(4)	Sinking fund provisions if any, for the redemption or purchase of shares of each series which is redeemable;
(5)

The amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6)	Such other rights, preferences and limitations between or among such series as permitted by law.

The foregoing amendment was adopted by unanimous written consent of the board of directors, dated January 5, 2018 and by written consent of the holders of a majority of the issued and outstanding Common Stock of the Corporation effective January 5, 2018. Therefore, the number of votes cast for the Amendment to the Corporation’s Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on March __, 2018.

Stephen L. Gurba
President and Chief Executive Officer